CARE.COM ENHANCES ITS CAREGIVER SCREENING WITH IN-DEPTH BACKGROUND CHECKS AND EXPANDS SAFETY EXPERTISE ON BOARD
-- Clark K. Ervin, former Inspector General of Homeland Security and State Department,
Joins Board of Directors--

Waltham, MA, May 9, 2019 - Building on its longstanding commitment to families, Care.com (NYSE: CRCM), the world’s largest online marketplace for finding and managing family care, today announced that it will launch expansive safety enhancements in the next few months on its U.S. consumer digital platform. These enhancements include in-depth background checks of caregivers and an identity verification pilot. In addition, Care.com has appointed former Homeland Security and State Department Inspector General Clark K. Ervin to its Board of Directors.

Caregiver Background Checks - Care.com’s longstanding preliminary screening of individual caregivers already includes a search of a national criminal database and the National Sex Offender Public Website. In the next few months, the Company will begin to implement additional screening on caregivers looking to match with families through the platform with the improvements to be rolled out by the end of the year. The enhancements will include:

•	A Social Security Number verification process for caregivers

•
An in-depth background check that includes federal and county-level criminal records checks dating back seven years. These checks, which will be paid for by Care.com, will be conducted by a leading provider of background checks and identity services.

•	Displays of the date of the most recent background check on each caregiver’s profile

The Company expects to update these caregiver checks annually and will continue to offer additional a la carte background checks for a fee so families can search to get the most current records available. Care.com continues to remind families that running background checks is only one step in their hiring process. The Company encourages its members to visit its Safety Center and review the five-step process for safer hiring.

Caregiver Identity Verification - The Company’s exploration of identity verification announced in March has resulted in a pilot to be implemented this month and includes facial recognition matched to a government-issued ID. Pending the success of the pilot, the Company will look to expand the use of the technology later this year.

Child Care Center Vetting - Care.com is actively developing a plan to verify the state licensure information on child care center listings provided by the business owners of such listings in its free directory. This move follows the Company’s announcement in March that it had removed all unclaimed child care center listings from its free digital directory.

In making the announcement, Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com, said, “From the founding of the Company 12 years ago, it has been our mission to help build a trusted, scalable, affordable care solution for families. I’m inspired by the millions of members we serve and excited about this evolution of our safety practices. As the leading online family care marketplace, we believe in the importance of creating a new safety standard for digital care marketplaces and today’s announcements mark a substantial step toward that goal.”

Care.com also announced that Clark K. Ervin has joined its Board of Directors and has been appointed to the Board’s Safety and Cybersecurity Committee. Mr. Ervin’s extensive expertise in both of these areas spans the public and private sectors. He served as Inspector General of the State Department under President George W. Bush, who subsequently appointed him as the founding Inspector General of the then newly created Department of Homeland Security. He served as Co-Chairman of the Homeland Security Department Transition Team for then-President-elect Barack H. Obama. At the state level, he served as Assistant Secretary of State of Texas and as a Deputy Attorney General. Mr. Ervin also founded the Homeland Security Program at the Aspen Institute and is currently a partner with the global law firm Squire Patton Boggs. He received his undergraduate degree from Harvard College, a Master’s degree from Oxford University, and a J.D. from Harvard Law School. He is a member of the Council on Foreign Relations and the Association of American Rhodes Scholars.

In announcing Mr. Ervin’s appointment, George Bell, Care.com’s Lead Independent Director said, “We couldn’t be more honored to have someone of Clark’s caliber join the Board of Care.com. His expertise and leadership will be invaluable as we continue to augment our safety and cybersecurity protocols, and as we look to innovate further in those areas in the future.”

Care.com’s digital consumer marketplace is among the services used by many of its corporate clients through its enterprise offering, Care@Work. Stephen Kaufer, President and CEO of TripAdvisor, a Care@Work client since 2012, commented, “Our employees have come to depend on Care.com as a solution to finding longer-term care through its digital platform, as well short-term care through its backup care program, and senior care support. We have always trusted Care.com’s longstanding commitment to safety and today’s announcement is yet another example of why they have been a valued partner to the TripAdvisor family.”

About Care.com
Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 19.1 million families and 13.9 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.7 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of March 2019
Cautionary Language Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the implementation of additional screening measures on caregivers looking to match with families through the Company’s U.S. consumer digital platform and the expansion of a pilot program to test identity verification technology.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to implement additional screening measures cost-effectively, the availability of screening services from third-party providers at a cost and scale that permits the Company to operate profitably, the acceptance by consumers and regulators of changes to our business practices as they relate to the additional screening measures and the success of the pilot program to test identity verification technology . Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company has no intention, nor undertakes any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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Contact:
Nancy Bushkin
Vice President, Global Public Relations & Corporate Communications
Care.com
nbushkin@care.com